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                                                                   EXHIBIT 10.30
                                PROMISSORY NOTE


$153,000                                                     Alameda, California
- --------


                                                             ___________________


     FOR VALUE RECEIVED, Kamran Kheirolomoom ("Pledgor") promises to pay to Viewstar Corporation, a California corporation (the "Company"), the principal sum of One Hundred Fifty-Three Thousand Dollars ($153,000), together with interest on the unpaid principal thereof from the date hereof at the rate of five and eighty-eight hundredths percent (5.88%) per annum.

     Said principal amount plus interest shall be repaid in three (3) equal installments of $55,525.93, such installments to be due and payable on each of January 15, 1997; January 15, 1998; and January 15, 1999.

     Principal and interest shall be immediately due and payable on the date of Pledgor's voluntary resignation of both his employment with the Company and his membership on the board of directors of the Company. Payments of principal and interest shall be made in lawful money of the United States of America.

     Pledgor may at any time prepay all or any portion of the principal or interest owing hereunder.

     The holder of this Note shall have full recourse against the undersigned.

     Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the Pledgor.



                                      ______________________________________
                                      (Signature of Pledgor)


                                      ______________________________________
                                      (Typed or Printed Name)